SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                       Date of Report: December 14, 2001
                       ---------------------------------
                        (Date of earliest event reported)


                             BE SAFE SERVICES, INC.
                             ----------------------
              Exact name of registrant as specified in its charter



          Delaware                       0-26239                  11-3479172
          --------                       -------                  ----------
State of other jurisdiction of       Commission File No.        I.R.S. Employer
incorporation or organization                                       ID No.


                1517 E. 7th Avenue, Suite C, Tampa, Florida 33605
                -------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (813) 248-0096
                                                           ----------------


              62-45 Woodhaven Boulevard, Rego Park, New York 11374
              ----------------------------------------------------
          (Former name or former address if changed since last report)

Item 1.  CHANGES IN CONTROL OF THE REGISTRANT

         On December 14, 2001, as a direct result of the transactions referred to in Item 2 hereof, Ms. Terry M. Haynes, shareholder of First National Data Bank, Inc. ("FNDB"), became a "control person" of the Registrant as that term is defined in the Securities Act of 1933, as amended. The status of Ms. Haynes as a control person arises from the issuance of an aggregate of 5,975,500 shares of the Registrant's Common Stock (approximately 56.85% of the total issued and outstanding shares) to the shareholders of FNDB. Additionally, with the consummation of the transactions referred to in Item 2, Mr. Jordan Erber resigned his positions as an officer of the Registrant and Mr. Robert Dehmer and Ms. Kathleen LaVeglia each resigned their respective positions as officers and directors of the Registrant. Ms. Terry M. Haynes was nominated to the Board subject to compliance with Rule 14f-1 of the Securities and Exchange Act of 1934. Thereafter, Mr. Erber will resign as a director of the Registrant. Ms. Haynes was also appointed President, CEO, Secretary and Treasurer of the Registrant.

         The following sets forth certain information concerning Ms. Haynes:

         Ms. Terry Haynes is the Co-Founder of First National Data Bank, Inc. and has served as FNDB's President, Chief Executive Officer ("CEO") and Director since its inception in April, 2001. From May 2001 until present Ms. Haynes also serves as Vice President of Apogee Business Consultants, LLC, a Nevada limited liability corporation of which she is part owner. Prior to forming FNDB, Ms. Haynes founded Medical Initiatives, Inc. in 1994, a full service pharmaceutical company providing unit dose patient specific chemotherapy and ancillary medications to private practice Oncologists. Under Ms. Haynes' tenure the company achieved revenues of Eighteen ($18,000,000) Million Dollars in revenues by 1998. The success of this venture was largely attributed to the innovative management and data base software that Ms. Haynes co-engineered. In December 1998 Ms. Haynes sold her interest in this business to a major pharmaceutical corporation. Prior to 1994, Ms. Haynes served as a Director for Syncor International, Inc. Home Healthcare Division. She progressed through the corporate structure to become a Director for the Unit Dose Chemotherapy Division, where she was responsible for the development of new markets and services. Ms. Haynes received her undergraduate degree in chemistry and biology from the University of Tennessee. Ms. Haynes received a Pharm D degree from Sanford University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 14, 2001, information concerning ownership of the Registrants securities by (i) each director, (ii) each executive officer, (iii) each person known to the Registrant to be the beneficial owner of more than five percent, and (iv) all directors and executive officers as a group.

Name and Address                                                 Percent of
of Beneficial Owner (1)                     Amount Owned         Class (3)
-----------------------                     ------------         ---------

Terry M. Haynes                               1,350,000             12.84%
989 Georgia Avenue
Palm Harbor, FL 34685

Barry Shevlin                                 1,071,550             10.19%
989 Georgia Avenue
Palm Harbor, FL 34685

TBC Investments, Inc. (2)                       750,000              7.14%
321 N. Kentucky Avenue, Suite 1
Lakeland, FL  33801

Jordan Erber                                    778,000              7.40%
62-45 Woodhaven Boulevard
Rego Park, NY  11374

Scott Hooten                                    554,200              5.27%
989 Georgia Avenue
Palm Harbor, FL  34685

All officers and directors                    1,350,000             12.84%
as a group (1 person)
------------------

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.
(2)      Teresa Crowley is the sole shareholder of TBC Investments, Inc.
(3)      Based upon 10,510,500 shares issued and outstanding.

Item 2.  ACQUISITION AND DISPOSITION OF ASSETS

         On December 14, 2001 the Registrant completed the acquisition of all of the issued and outstanding shares of FNDB. Pursuant to the transaction, the Registrant issued an aggregate of 5,975,500 shares to the thirty-three (33) shareholders of FNDB. Of those shares 1,350,000 were issued to Terry M. Haynes, the Registrant's newly elected sole board member.

         The above described transaction was intended to qualify as a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         First National Data Bank's core business is providing secure off-site data storage for small to medium businesses. FNDB provides its customers with software that automates their backup procedure. The FNDB backup process begins on the client computer where the client defines the encryption level, compression level, optional backup schedule(s), file patching time, and the files to be stored on our secure servers. Depending on the customer's chosen scheduling preference, the data transfer and backup process can either run automatically, or manually.

         In addition to providing data storage, FNDB also provides other online solutions to businesses including web hosting, e-commerce solutions and surplus data center equipment sales.

         The foregoing description of the transactions is qualified in its entirety to the full text of the Securities Exchange Agreement.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of businesses acquired:

         The financial statements of First National Data Bank, Inc., ("First National") as required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

         The following unaudited pro forma condensed combined financial statements of Be Safe and First National at September 30, 2001 and for the nine months ended September 30, 2001, have been provided to show what our businesses might have looked like had they been combined since January 1, 2001 for our company and April 5, 2001 (date of inception) for First National. We derived this information from our financial statements and the financial statements of First National, in addition to certain assumptions and adjustments in the accompanying notes to the pro forma statements. These unaudited pro forma financial statements should be read together with our historical financial statements and First National's historical financial statements, and the related footnotes to these financial statements.

         The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that we would have had or the future results that Be Safe Services, Inc. will experience after the transaction.

                          INDEX TO FINANCIAL STATEMENTS

FIRST NATIONAL DATA BANK, INC.
                                                                         PAGE
INDEPENDENT AUDITORS' REPORT                                              F-1

FINANCIAL STATEMENTS -

    Balance sheet as of September 30, 2001                                F-2

    Statement of operations for the period April 5, 2001 (inception)
    to September 30, 2001                                                 F-3

    Statement of cash flows for the period April 5, 2001 (inception)
    to September 30, 2001                                                 F-4

    Statement of stockholders' equity for the period April 5, 2001
    (inception) to September 30, 2001                                     F-5

NOTES TO FINANCIAL STATEMENTS                                        F-6 to F-10

--------------------------------------------------------------------------------

BE SAFE SERVICES, INC., AND FIRST NATIONAL DATA BANK, INC.


    Unaudited pro forma condensed combined balance sheet at
    September 30, 2001                                                   F-11

    Unaudited pro forma condensed statement of operations
    for the period ended September 30, 2001                              F-12

    Unaudited pro forma condensed combined statements of
    stockholders' equity for the period ended September 30, 2001         F-13

    Notes to unaudited pro forma condensed combined financial
    statements                                                      F-14 to F-15

         (c)      Exhibits

                  Exhibit 2.1 Securities Exchange Agreement dated December 14, 2001 between Be Safe Services, Inc. and the shareholders of First National Data Bank, Inc.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BE SAFE SERVICES, INC.



                                                     By:  /s/ Terry M. Haynes
                                                        ----------------------
                                                         Terry M. Haynes, CEO


Dated:  December 14, 2001

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
First National Data Bank, Inc.
Clearwater, Florida

We have audited the accompanying balance sheet of First National Data Bank, Inc., (A Development Stage Company) as of September 30, 2001, and the related statements of operations, cash flows and stockholders' equity for the period April 5, 2001(inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of First National Data Bank, Inc. at September 30, 2001 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A, the Company has been in the development stage since its inception on April 5, 2001. Realization of a major portion of the assets is dependent upon the Company's ability to meet future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


  /s/ BAUMANN, RAYMONDO & COMPANY, P.A.

BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
November 12, 2001
(except for Note J, as to
which the date is December 14, 2001

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AT SEPTEMBER 30, 2001

ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                            $           14,711
    Accounts receivable                                                                               1,327
    Inventory                                                                                        17,300
    Prepaid expenses                                                                                  3,500
                                                                                         ---------------------
        Total current assets                                                                         36,838
                                                                                         ---------------------

FURNITURE AND FIXTURES, net of depreciation of $5,855                                                48,664
                                                                                         ---------------------

OTHER ASSETS
    Investment in joint venture                                                                           -
    Goodwill, net of amortization of $3,200                                                          36,800
    Internet license                                                                                  5,000
                                                                                         ---------------------
        Total other assets                                                                           41,800
                                                                                         ---------------------

TOTAL ASSETS                                                                             $          127,302
                                                                                         =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                                $           11,108
    Payroll taxes payable                                                                            19,066
    Salary payable                                                                                   29,125
    Notes payable                                                                                    43,093
                                                                                         ---------------------
        Total current liabilities                                                                   102,392
                                                                                         ---------------------

STOCKHOLDERS' EQUITY
    Common stock, $.0001 par value, 50,000,000 shares authorized,
      5,181,380 shares issued and outstanding                                                           518
    Preferred stock, $.0001 par value, 50,000,000 shares authorized,
      zero shares issues and outstanding                                                                  -
    Additional paid-in capital                                                                      190,528
    Deficit accumulated during the development stage                                               (166,136)
                                                                                         ---------------------

        Total stockholders' equity                                                                   24,910
                                                                                         ---------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $          127,302
                                                                                         =====================

                           Read independent auditors'
                 report. The accompanying notes are an integral
                       part of these financial statements.

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
         FOR THE PERIOD APRIL 5, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

REVENUES
    Equipment sales                                                                       $           49,755
    Data storage                                                                                      16,456
                                                                                          ---------------------
  TOTAL REVENUES                                                                                      66,211
                                                                                          ---------------------

COST OF GOODS SOLD
    Equipment costs                                                                                   24,056
    Data storage and billing costs                                                                     8,774
                                                                                          ---------------------
  TOTAL COST OF GOODS SOLD                                                                            32,830
                                                                                          ---------------------

GROSS PROFIT                                                                                          33,381
                                                                                          ---------------------

OPERATING EXPENSES
    Salaries and wages                                                                               135,658
    Contract labor                                                                                    21,700
    Rent                                                                                               8,536
    Professional fees                                                                                  6,561
    Tax and licenses                                                                                   5,415
    Telephone                                                                                          3,245
    Other                                                                                             18,402
                                                                                          ---------------------
  TOTAL OPERATING EXPENSES                                                                           199,517
                                                                                          ---------------------

NET LOSS                                                                                  $         (166,136)
                                                                                          =====================

                           Read independent auditors'
                 report. The accompanying notes are an integral
                       part of these financial statements.

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD APRIL 5, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                              $         (166,136)
                                                                                          ---------------------

 Adjustments to reconcile net loss to cash (used) in operating activities:
  Common stock issued for services                                                                     5,250
  Depreciation and amortization                                                                        9,055
  Contributed services                                                                                20,000
    (Increase) decrease in assets:
        Accounts receivable                                                                           (1,327)
        Inventory                                                                                    (17,300)
        Prepaid expenses                                                                              (3,500)
    Increase (decrease) in liabilities:
        Accounts payable and accrued expenses                                                         59,299
                                                                                          ---------------------
           Total adjustments                                                                          71,477
                                                                                          ---------------------
    Net cash (used) in operating activities                                                          (94,659)
                                                                                          ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of furniture & fixtures                                                              (44,519)
    Goodwill                                                                                         (40,000)
    Internet license                                                                                  (5,000)
                                                                                          ---------------------
    Net cash (used) in investing activities                                                          (89,519)
                                                                                          ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from promissory notes                                                                   43,093
     Issuance of common stock                                                                        155,796
                                                                                          ---------------------

     Net cash provided by financing activities                                                       198,889
                                                                                          ---------------------

NET INCREASE IN CASH                                                                                  14,711

CASH, BEGINNING OF PERIOD                                                                                  -
                                                                                          ---------------------

CASH, END OF PERIOD                                                                       $           14,711
                                                                                          =====================

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest                                                                    $                -
                                                                                          =====================

Cash paid for income taxes                                                                $                -
                                                                                          =====================

SUPPLEMENTAL DISCLOSURE OF A NONCASH INVESTING AND FINANCING ACTIVITY:
First National issued 40,000 shares of its common stock valued at $10,000 in conjunction with an equipment contribution from an officer of First National.


                           Read independent auditors'
                 report. The accompanying notes are an integral
                       part of these financial statements.


                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD APRIL 5, 2001 (INCEPTION) TO SEPTEMBER 30, 2001
                                                                                               DEFICIT
                                                                                             ACCUMULATED
                                                                        ADDITIONAL            DURING THE
                                          COMMON STOCK                   PAID-IN             DEVELOPMENT
                                    SHARES            AMOUNT             CAPITAL                STAGE                 TOTAL
                                 --------------    --------------    -----------------    -------------------    -----------------
BALANCE APRIL 5, 2001                       -      $         -       $             -      $             -        $              -

Common stock sales                   4,621,000             462                30,489                    -                  30,951

Common stock issued for
 services promissory notes             447,380              45               111,800                    -                 111,845

Common stock issued for
 services liability conversion          52,000               5                12,995                    -                  13,000

Common stock issued for
 services equipment contribution        40,000               4                 9,996                    -                  10,000

Common stock issued for
  services                              21,000               2             5,248,998                    -                   5,250

Contributed services                         -               -                20,000                    -                  20,000

Net loss for the period                      -               -                     -             (166,136)               (166,136)
                                 --------------    --------------    -----------------    -------------------    -----------------
BALANCE SEPTEMBER 30, 2001           5,181,380     $       518       $       190,528      $      (166,136)       $         24,910
                                 ==============    ==============    =================    ===================    =================

                           Read independent auditors'
                 report. The accompanying notes are an integral
                       part of these financial statements.

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

First National Data Bank, Inc., ("First National") a Florida corporation organized on April 5, 2001, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions

Nature of Operations

First National plans on operating in two separate areas: Data Storage and the Purchase and Resale of Computer Equipment.

         Data Storage
         The data storage operations will be managed from First National's data center. The data center will provide all the secure services and facilities needed to offer automated back-up services, disaster recovery and data storage.

         Purchase and Resale of Computer Equipment
         First National has begun operations in the purchasing and subsequent resale of computer equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, First National considers amounts held by financial institutions and short-term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Inventory

Inventory comprised of computer equipment held for resale is stated at the lower of cost or market.

Property and Equipment

Property and equipment are recorded at historical cost and include expenditures, which substantially increase the useful lives of existing property, plant and equipment. Maintenance and repairs are charged to operations when incurred.

Depreciation of property and equipment is computed primarily using the straight-line method based on an estimated useful life of three years. Depreciation for income tax purposes is computed principally using accelerated cost recovery methods and lives.

Fiscal Year

First National elected December 31 as its fiscal year end.


                        Read independent auditors' report

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill

First National utilizes Financial Accounting Standards Board Statement No. 142 "Goodwill and Other Intangible Assets". Accordingly goodwill is not amortized, however it is tested for impairment. At September 30, 2001 the amount of impairment amortization was $ 3,200.

Advertising Costs

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.

Concentration of Credit Risk

Financial instruments, which potentially expose First National to concentrations of credit risk, as defined by FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk, consist principally of trade receivables.

First National's trade accounts receivable result from the sale of its products and services with customers primarily based in West Central Florida. The potential for a loss on receivables is usually minimal; while credit limits, ongoing credit evaluation, and account monitoring procedures are utilized to minimize the risk of loss. Collateral is not generally required.

Income Taxes

First National records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled.


                        Read independent auditors' report

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE B - FURNITURE AND FIXTURES

Furniture and fixtures as of September 30, 2001 is summarized as follows:

Furniture & fixtures                                $         17,200
Computer equipment                                            37,319
Less accumulated depreciation                                 (5,855)
                                                   -------------------
Furniture and fixtures, net                         $         48,664
                                                   ===================

Depreciation expense for the period ended September 30, 2001 was $5,855.

NOTE C - INVESTMENT IN JOINT VENTURE

First National was issued 4,000,000 shares of $.0001 par value common stock of MLO Partners, Inc. in connection with the formation of a joint venture with Provider Technologies. The stock issuance represents 50% of the currently issued and outstanding shares. MLO has not begun any meaningful operations at this time and none are expected.

NOTE D - NOTES PAYABLE

During the period ended September 30, 2001, shareholders of First National made advances to First National totaling $5,500. The indebtedness, which accrues interest at 12% per annum, is not evidenced by formal promissory notes.

In addition, First National was indebted to American Express Business Finance Corporation totaling $18,593 in conjunction with the financing of computer equipment. The financing arrangement requires monthly payments of $706, which comprises principal and interest. The computer equipment is the security for this note.

Furthermore, First National was indebted to L2 Technologies totaling $19,000 in connection with an asset purchase between the two entities. The note originally accrued interest at 10% per annum and was to be repaid at August 1, 2001. At September 30, 2001, First National was in the process of restructuring the outstanding note for issues of First National common stock and the return of some assets associated with the original asset purchase.

NOTE E - COMMITMENTS AND CONTINGENCIES

First National currently leases office space under a sublease from a shareholder and officer of the company. Pursuant to the terms of the original lease agreement dated January 1, 2001, the shareholder may elect to terminate the lease after twelve months of occupancy if it is not in default on any of the lease terms, in addition to payment of three months rent. Rent expense for the period ended September 30, 2001 was $8,536.


                       Read independent auditors' report.

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE E - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum rental payments under the lease term are as follows:

               Year ending                                     Amount
               ------------------------------------     ----------------------
               December 31, 2001                          $             8,744
               December 31, 2002                                       20,487
                                                        ----------------------
                         Total                            $            29,231
                                                        ======================

NOTE F - INCOME TAXES

From its inception through September 30, 2001, First National has an accumulated loss of $166,136 for income tax purposes, which can be used to offset future taxable income through 2015. The potential tax benefit of this loss is estimated as follows:

               Future tax benefit                     $             49,840
               Valuation allowance                                 (49,840)
                                                      ----------------------
               Future tax benefit                     $                  -
                                                      ======================

At September 30, 2001, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

NOTE G - RELATED PARTY TRANSACTIONS

First National entered into several transactions with SCH Distributing ("SCH"), a computer equipment distributor wholly owned by a shareholder and an employee of First National. The transactions that took place between the two entities consisted of purchases of computer equipment for use in First National's operations as well as for resale. At September 30, 2001, First National has a liability to SCH in the amount of $5,500.

NOTE H - STOCK ISSUANCES FOR DEBT OR SERVICES

First National issued 415,880 and 31,500 shares of its common stock valued at $103,970 and $7,875, respectively in connection with the conversion of promissory notes from two officers into common stock of First National.

First National issued 49,200 and 2,800 shares of its common stock valued at $12,300 and $700, respectively in connection with the conversion of liabilities for computer equipment purchased from SCH Distributing and Vision Technologies, Inc.

First National issued 21,000 shares of its common stock valued at $5,250 in connection services rendered by key employees of First National.


                       Read independent auditors' report.

                         FIRST NATIONAL DATA BANK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE I - CAPITAL CONTRIBUTION

An officer of First National performed services on behalf of the Company without compensation. The fair value of the services, which was estimated at $20,000 was recorded as salary expense and contributed capital in the financial statements.

NOTE J - SUBSEQUENT EVENTS

On December 14, 2001, American Express Business Finance Corporation ("AEBFC") has confirmed that they are in process of processing the application for assumption of the debt obligation relating to the lease financing arrangement by a shareholder, whereby First National would be relieved of such debt obligation. First National will continue to guarantee the debt obligation and the assets which gave rise to the debt will still be used as security for the debt. In connection with the debt extinguishment, First National will record a gain in the amount of $16,478 as an extraordinary item in the results of operations for the quarter ended December 31, 2001. In the event that AEBFC denies the assumption of the debt by the shareholder, the shareholder has agreed to pay the debt in full.

On December 14, 2001, Be Safe Services, Inc. ("Be Safe"), a publicly reporting Delaware corporation, entered into a Securities Exchange Agreement to acquire 100% of the issued and outstanding common stock of First National for an aggregate of 5,975,500 shares of common stock of Be Safe.

Following the acquisition, the management of First National became the management of Be Safe, and the shareholders of First National were issued approximately 57% of the outstanding shares of Be Safe's $0.0001 par value common stock. In accordance with accounting principles generally accepted in the United States of America, Be Safe's acquisition of First National is being accounted for as a reverse merger. As a result, First National is being treated as the acquiring company and Be Safe is being treated as the acquired company for accounting purposes, even though Be Safe is the acquiring company for legal purposes. The historical financial statements of First National will become the historical financial statements for Be Safe in connection with the acquisition. Similarly, the historical equity and deficit of First National prior to the acquisition will be retroactively restated for the equivalent number of shares issued in connection with the acquisition.


                       Read independent auditors' report.

                           BE SAFE SERVICES, INC., AND
                         FIRST NATIONAL DATA BANK, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AT SEPTEBMER 30, 2001

                                                                                                                      Proforma
                                                   Be Safe         First National               Proforma              Condensed
ASSETS                                            Services           Data Bank                 Adjustments            Combined
                                                --------------    -----------------         ------------------     ----------------
CURRENT ASSETS
    Cash                                        $      19,228     $         14,711          $               -      $        33,939
    Accounts & note receivable                          8,509                1,327                          -                9,836
    Inventory                                               -               17,300                          -               17,300
    Prepaid expenses                                        -                3,500                          -                3,500
                                                --------------    -----------------         ------------------     ----------------
        Total current assets                           27,737               36,838                          -               64,575
                                                --------------    -----------------         ------------------     ----------------

FURNITURE AND FIXTURES, net                                 -               48,664                          -               48,664
                                                --------------    -----------------         ------------------     ----------------

OTHER ASSETS
   Investment in joint venture                              -                    -                          -                    -
   Goodwill, net                                        6,441               36,800                          -               43,241
   Internet license                                         -                5,000                          -                5,000
                                                --------------    -----------------         ------------------     ----------------
        Total other assets                              6,441               41,800                          -               48,241
                                                --------------    -----------------         ------------------     ----------------
                 TOTAL ASSETS                   $      34,178     $        127,302          $               -      $       161,480
                                                ==============    =================         ==================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable and accrued expenses       $      42,751     $         59,299          $               -      $       102,050
    Notes payable                                       6,187               43,093                          -               49,280
                                                --------------    -----------------         ------------------     ----------------
        Total current liabilities                      48,938              102,392                          -              151,330
                                                --------------    -----------------         ------------------     ----------------

STOCKHOLDERS' EQUITY
     Common stock                                         454                  518       a               (518)               1,051
                                                                                         b                597
     Additional paid-in capital                        10,422              190,528       a                518              175,235
                                                                                         b               (597)
                                                                                         c            (25,636)
     Retained deficit                                (25,636)            (166,136)       c             25,636             (166,136)
                                                --------------    -----------------         ------------------     ----------------
        Total stockholders' equity (deficit)         (14,760)               24,910                          -               10,150
                                                --------------    -----------------         ------------------     ----------------
   TOTAL LIABILITIES & STOCK-
      HOLDERS' EQUITY DEFICIT)                  $      34,178     $       127,302           $               -      $       161,480
                                                ==============    =================         ==================     ================

        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of these financial statements.

                           BE SAFE SERVICES, INC. AND
                         FIRST NATIONAL DATA BANK, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2001

                                                                                                                   Proforma
                                                                    First National           Proforma             Condensed
                                              Be Safe Services         Data Bank           Adjustments             Combined
                                              ------------------    ----------------    -------------------    -----------------
REVENUES                                      $          2,336      $        66,211     $                -     $         68,547

COST OF GOODS SOLD                                           -               32,830                      -               32,830
                                              ------------------    ----------------    -------------------    -----------------

GROSS PROFIT                                             2,336               33,381                      -               35,717

OPERATING EXPENSES                                       8,499              199,517                      -              208,016
                                              ------------------    ----------------    -------------------    -----------------

LOSS BEFORE OTHER INCOME (EXPENSES)                     (6,163)            (166,136)                     -             (172,299)
                                              ------------------    ----------------    -------------------    -----------------

OTHER INCOME
    Interest income                                         11                   -                       -                   11
                                              ------------------    ----------------    -------------------    -----------------

 TOTAL OTHER INCOME
     (EXPENSE)                                              11                   -                       -                   11
                                              ------------------    ----------------    -------------------    -----------------

NET LOSS BEFORE TAXES                                   (6,152)           (166,136)                      -             (172,288)

PROVISION FOR FRANCHISE TAXES                              747                   -                       -                  747
                                              ------------------    ----------------    -------------------    -----------------

 NET LOSS                                     $         (6,899)     $     (166,136)     $                -     $       (173,035)
                                              ==================    ================    ===================    =================

NET LOSS PER COMMON
  SHARE (BASIC & DILUTED)                                                                                      $           (.02)
                                                                                                               =================

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                                                                                 10,510,500
                                                                                                               =================


        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of these financial statements.

                           BE SAFE SERVICES, INC., AND
                         FIRST NATIONAL DATA BANK, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                        STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2001


                                                                             Additional
                                                                              Paid-in             Retained
                                           Shares            Amount           Capital             Deficit             Total
                                       ---------------    -------------    ---------------     ---------------    ---------------
BALANCE, JANUARY 1, 2001                    4,535,000     $        454     $       10,422      $      (18,737)    $       (7,861)

Issuance of shares in exchange for
common shares of Data Bank                  5,975,500              597            164,813              25,636            191,046

Loss for the period 9/30/01                        -                 -                  -            (173,035)          (173,035)
                                       ---------------    -------------    ---------------     ---------------    ---------------

BALANCE, SEPTEMBER 30, 2001                10,510,500     $      1,051     $      175,235      $     (166,136)    $       10,150
                                       ===============    =============    ===============     ===============    ===============

        The accompanying notes to unaudited pro forma condensed financial statements are an integral part of these financial statements.

                           BE SAFE SERVICES, INC., AND
                         FIRST NATIONAL DATA BANK, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001

NOTE A - GENERAL INFORMATION

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of Be Safe Services, Inc., a Delaware corporation ("Be Safe") and First National Data Bank, Inc., ("First National") a Florida corporation as of September 30, 2001 using the reverse merger method of accounting, effectively a re-capitalization of First National, and using the assumptions described in the following notes as if the business combination occurred as of the end of September 30, 2001 for the balance sheet and as of the beginning of the year and April 5, 2001 (date of inception) respectively for the statement of operations.

The following unaudited pro forma condensed combined statement of operations aggregates the result of operations for both companies for the nine months ended September 30, 2001 for Be Safe and from April 5, 2001, date of inception, for First National.

The unaudited pro forma statements should be read in conjunction with the separate financial statements and notes thereto of Be Safe at September 30, 2001 and for the nine months then ended, and at September 30, 2001, included in that company's annual and quarterly reports filed with the Securities and Exchange Commission under cover of Form 10-KSB and Form 10-QSB. The unaudited pro forma financial statements are not necessarily indicative of the combined financial position which might have existed at September 30, 2001, or the results of operations as they may have been for the nine months (period) ended September 30, 2001, had the business combination occurred on the dates indicated above.

NOTE B - REVERSE MERGER METHOD OF ACCOUNTING

Following the acquisition, the management of First National became the management of Be Safe and the former stockholders of First National were issued approximately 57% of the outstanding shares of Be Safe's $0.0001 par value common stock. In accordance with accounting principles generally accepted in the United States of America, Be Safe's acquisition of First National is being accounted for as a reverse merger. As a result, First National is being treated as the acquiring company and Be Safe is being treated as the acquired company for accounting purposes, even though Be Safe is the acquiring company for legal purposes. The historical financial statements of First National will become the historical financial statements for Be Safe in connection with the acquisition. Similarly, the historical equity and deficit of First National prior to the acquisition will be retroactively restated for the equivalent number of shares issued in connection with the acquisition.

NOTE C - ASSUMPTIONS

The accompanying unaudited pro forma condensed combined financial statements are presented based on the following assumptions:

1. That the business combination between Be Safe and First National was accomplished on January 1, 2001 and April 5, 2001 (date of inception) for First National.

                           BE SAFE SERVICES, INC., AND
                         FIRST NATIONAL DATA BANK, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001


NOTE C - ASSUMPTIONS (Continued)

2. That the Exchange Agreement between Be Safe and First National was consummated under the terms and conditions disclosed in Note F as of April 5, 2001, date of inception of First National.

3. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2001 (since April 5, 2001 for First National) do not include adjustments for legal and accounting expenses associated with the acquisition.

NOTE D - PRO FORMA ADJUSTMENTS

The pro forma adjustments are summarized as follows:

         (a) To eliminate the capital stock of First National in exchange for the issuance of 5,975,500 shares of Be Safe's $0.0001 par value common stock.

         (b) To give effect to the issuance to the issuance of 5,975,500 shares in connection with the business combination

         (c)      To eliminate the accumulated deficit of Be Safe.

NOTE E - NET LOSS PER COMON SHARE

The net loss per common share for the unaudited pro forma condensed combined column is computed based on the weighted average number of historical shares outstanding for Be Safe during the period, giving effect to the 5,975,500 common shares that were issued to the shareholders of First National upon the consummation of the business combination since the transaction is assumed to have occurred on January 1, 2001 for Be Safe and April 5, 2001 (date of inception) for First National, for purposes of the pro forma statement of operations.

NOTE F - STOCK EXCHANGE

On December 14, 2001, Be Safe entered into a Securities Exchange Agreement to acquire 100% of the issued and outstanding common stock of First National for an aggregate of 5,975,500 shares of common stock of Be Safe.